Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FRIENDFINDER NETWORKS INC.

ARTICLE I

General.

Section 1.01  Interpretation; Governing Instruments.  Terms used and not defined in these Amended and Restated Bylaws (these “Bylaws”), shall have the meanings set forth in, and shall be interpreted in accordance with, the Nevada Revised Statutes (“NRS”) and other applicable statutes and the articles of incorporation (the “Articles of Incorporation” and collectively with the NRS, the “governing instruments”) of FriendFinder Networks Inc. (the “Company”), as from time to time in effect.  Whether or not so stated, these Bylaws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

Section 1.02  Registered Office.  The address of the Company’s registered office in the State of Nevada is the street address of the Company’s registered agent.

Section 1.03  Other Offices; Business Activities.  The Company may have such other offices and conduct its business activities at such other locations within or without the State of Nevada, as the board of directors of the Company (the “Board”) determines.

ARTICLE II

Stockholders.

Section 2.01  Annual Meeting.  The annual stockholders meeting for the election of directors and the transaction of other business shall be held annually on such date and at such time as the Board may determine.

Section 2.02  Special Meeting.  Special stockholders meetings may be called by the chairman or the president and shall be called by the chairman, the chief executive officer, the president, any executive vice president, any senior vice president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, either of a majority of the directors or by the holders of not less than 75% of the voting power of the Company’s capital stock.  Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

Section 2.03  Place of Meeting; Waiver by Attendance.  Stockholders meetings shall be held at such place, within or without the State of Nevada, as may be fixed by the Board or, if not so fixed, at the registered office of the Company in the State of Nevada.  Attendance at any meeting in person or by proxy shall constitute a waiver of notice, except when the person or proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.04  Notice of Meetings; Waiver.  Written notice of each stockholders meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting date to each stockholder entitled to vote at the meeting at such stockholder’s address appearing on the record of stockholders or, if such stockholder shall have filed with the secretary a written request that notices be mailed to some other address, at such other address.  Each notice shall state the place, date and time of the meeting and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting.  Notice of a special meeting shall also state the purpose(s) for which such meeting is being called.  Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Company pursuant to the governing instruments or these Bylaws may be given pursuant to the forms of electronic transmission listed herein provided such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary in the corporate records.  Notice shall be deemed given (1) by facsimile when directed to a number consented to by the stockholder to receive notice, (2) by electronic mail when directed to an e-mail address consented to by the stockholder to receive notice, (3) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (4) any other electronic transmission as consented by and when directed to the stockholder.  The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Company responsible for the giving of notice.  For purposes of this Section 2.04, the “business” to be conducted, or any “proposals” or “other matters” to be considered (or any similar phrase), at any meeting of the stockholders as set forth in such notice shall not include the nomination or election of directors of the Company, unless such notice explicitly and particularly states otherwise.  Notice of an adjourned meeting shall be unnecessary unless otherwise required by the governing instruments.  Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting.  Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.05  Quorum.  Subject to the governing instruments, the holders of at least a majority of the voting power of the Company’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of any business at any meeting.  When a specified item of business must be voted on by a class or series, voting as a class, however, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of such class or series.  Despite the absence of a quorum the stockholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

Section 2.06  Voting; Proxies.  Subject to the governing instruments:

(a) Stockholders of record shall be entitled to one vote for each share held.  Any corporate action other than the election of directors shall be authorized by a majority of the votes cast by holders entitled to vote.

(b) Any stockholder may vote in person or by proxy signed by such stockholder or such stockholder’s attorney-in-fact.  Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.07 No Action Without A Meeting.  Except as otherwise specifically required by the governing documents, (i) no action shall be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by these Bylaws and (ii) the stockholders may not take action by written consent.

Section 2.08 Nature of Business at Meetings of Stockholders.

(a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.08 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.08.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

(c) To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

(d) To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their  names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.08; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.08 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE III

Directors.

Section 3.01  Authority; Number; Election; Qualification; Term.  Subject to the governing instruments, the Company’s business shall be managed under the direction of the Board which shall consist of a minimum of two (2) directors and a maximum of fifteen (15) directors.  The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by a majority vote of the stockholders or by resolution of a majority of the Board without amendment to these Bylaws or the Articles of Incorporation, provided that no decrease in the number of directors shall decrease the term of any incumbent director.  The directors shall be elected at each annual stockholders meeting, shall be at least eighteen (18) years old, but need not be stockholders, and each director shall hold office until his or her successor shall be elected or appointed or until his or her earlier death, retirement, disqualification, resignation or removal.  No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.  No provision of this Section 3.01 shall restrict the right of the Board to fill vacancies or the right of the stockholders to remove directors as is hereinafter provided.  Election of directors need not be by ballot.

Section 3.02  Annual, Regular and Special Meetings; Place.  The annual Board meeting for the election of officers and the transaction of other business shall be held without notice  immediately following and at the same place as the annual stockholders meeting or, if a quorum is not present or the Board otherwise determines, as promptly as practicable thereafter.  Regular Board meetings for the transaction of all business may be held without notice at such times and places as the Board determines.  Special Board meetings may be called by the chairman of the Board, the president, the chief executive officer or a majority of the directors.  Except as provided above, Board meetings shall be held at such place, within or without the State of Nevada, as the Board determines or, if not so determined, at the principal office of the Company.

Section 3.03  Notice of Meetings; Waiver, Adjournment.  Notice of the time and place of each deferred annual and of each special Board meeting shall be given the directors by mail not less than three days, or personally or by telephone, telegram, telegraph, facsimile or an electronic transmission or writing (including, but not limited to, e-mail), not less than one day, prior to the meeting.  Notice of any meeting need not specify its purpose(s).  Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him.

Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

Section 3.04  Quorum; Actions by Board.  Subject to the governing instruments:

(a) Except as otherwise provided in the governing instruments or these Bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the taking of the vote, if a quorum is then present, shall be the act of the Board.  Directors may either be present or vote by proxy.

(b) Any action by the Board or any committee may be taken without a meeting if all directors or committee members consent in writing to the adoption of a resolution authorizing the action.  The resolution and consent shall be filed with the Board or committee minutes.

(c) Any one or more directors or committee members may participate in a Board or committee meeting by means of a conference telephone or other communications equipment allowing all persons participating to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 3.05  Resignation; Removal; Vacancies.  Subject to the governing instruments:

(a) A director may resign at any time.  Any or all directors may be removed at any time for or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Company entitled to vote generally in the election of directors.

(b) Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, but excluding vacancies resulting from the removal of  directors without cause may be filled by Board vote or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office.  Vacancies occurring for any reason may also be filled by stockholders.

Section 3.06  Compensation.  Directors shall receive such compensation as the Board determines to be appropriate, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Company as directors and in other capacities.

Section 3.07 Committees.  The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and any other committee it deems necessary or desirable to designate, each committee consisting of at least one director.  Any committee designated by the Board shall serve solely at the discretion of the Board.  The Board may adopt qualification criteria, such as financial expertise or independence, as requirements for membership on certain committees.  The Board, but not any committee, may fill committee vacancies and may designate alternative qualified committee members to replace absent members at any committee meetings.  The executive committee has the power and authority to act in place of the Board in all matters except amendment to the Articles of Incorporation and except as restricted by the NRS and the action of the Board.  Other committees shall have such authority as the Board determines.  The provisions of Sections 3.02, 3.03 and 3.04 of these Bylaws relating to the holding of meetings, notice, waiver, adjournment, quorum and Board action shall apply to committees unless the Board otherwise determines.  The Board may adopt additional rules of procedure for any committee not inconsistent with these Bylaws or may delegate this authority to any committee.

Section 3.08  Indemnification.

(a) The Company shall indemnify its officers and directors to the fullest extent permitted by Nevada law, including under those circumstances in which indemnification would otherwise be discretionary.  The expenses of such indemnified persons must be paid by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such indemnified person to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.  To the extent that a person indemnified by the Company is successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b) The provisions of this Section 3.08 relating to indemnification shall constitute a contract between the Company and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 3.08.  Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Section 3.08 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.  Notwithstanding any other provision of these Bylaws (including, without limitation, Article VII below), no repeal or amendment of these Bylaws shall affect any or all of this Section 3.08 so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Company then serving, or (b) by the stockholders as set forth in Section 6.04 hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

Section 3.09  Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.09 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.09.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

(c) To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Company (i) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(d) To be in proper written form, a stockholder’s notice to the secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 3.09.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV

Executive and Other Officers.

Section 4.01 Positions; Election; Term; Removal.  The executive officers of the Company shall include a chief executive officer and/or president, a secretary and a chief financial officer or treasurer and may also include any one or more of the following: chairman of the Board, co-chairmen of the Board, vice chairman of the Board, chief strategy officer, chief accounting officer, chief operating officer, one or more vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers and agents as the Board of Directors may deem advisable.  Officers other than the chairman or co-chairmen need not be directors.  Any two or more offices may be held by the same person.  Officers shall serve at the Board’s discretion until the next annual Board meeting and the election of their respective successors, or until their earlier resignation or removal.  The Board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring.  Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board for the unexpired portion of the term of such office.

Section 4.02 Chief Executive Officer, Additional Powers and Duties of Officers.

(a) Subject to the Board’s overall authority, the chief executive officer shall have general control and supervision of the Company's business and affairs and such other powers and duties consistent with these Bylaws as are customarily possessed by corporate chief executive officers and as the Board assigns.

(b) Subject to the Board’s overall authority, each officer shall have such powers and duties as provided in these Bylaws and as the Board or chief executive officer assigns.  Such officers may, at the direction of the Board and/or the chief executive officer or in accordance with general delegations of authority or the respective resolutions of the Board, execute in the Company’s name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Company, except in cases in which the signing or execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

Section 4.03 Chairman (or Co-Chairmen) of the Board.  The chairman, or co-chairmen, shall preside at all Board and stockholder meetings.  Unless and until the Board otherwise determines, in the event of the absence or inability to act of the chief executive officer, or if there be no chief executive officer, the chairman, or co-chairmen,  shall have the powers and duties of the chief executive officer.

Section 4.04 President, Chief Financial Officer, Chief Accounting Officer and Chief Operating Officer.  The president, chief financial officer, chief accounting officer and chief operating officer shall have such duties as shall be assigned to him/her from time to time by the chairman/co-chairmen of the Board, the chief executive officer and the Board of Directors, as applicable.

Section 4.05 Executive and Senior Vice Presidents.  Each executive vice president and senior vice president shall have such further title and such powers and duties as the Board and/or the chief executive officer, if so authorized by the Board, assigns.

Section 4.06 Vice Presidents and other Subordinate Officers.  The Board may also appoint, or may delegate to any executive officer the appointment of, one or more vice presidents and other subordinate and assistant officers with such titles and duties as the Board or the chief executive officer may determine.  Such vice presidents and other subordinate and assistant officers shall not be executive officers unless so designated by the Board.

Section 4.07 Secretary and Assistant Secretary.  The secretary shall give all meeting and other required corporate notices except as otherwise provided in these Bylaws; shall attend and keep minutes of all Board and stockholder proceedings; shall have charge of and maintain (or cause to be maintained by the Company’s transfer agent or registrar) the corporate stock books and records and such other corporate records as the Board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments.  The assistant secretary shall, in the absence or inability to act of the secretary, or if there be no secretary, have the powers and duties of the secretary.

Section 4.08 Treasurer and Assistant Treasurer.  Unless another officer or employee is so designated by the Board, the treasurer shall be the Company’s chief financial officer, and, its chief accounting officer and shall have custody of its funds and securities and shall maintain its financial books and records.  The treasurer (or such other officer or employee of the Company designated by the treasurer or the Board) shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chairman, the chief executive officer, the president, the chief financial officer, the chief accounting officer, the chief operating officer or the secretary and the Board, at its regular meetings, or when the Board so directs, an account of all his transactions as treasurer and of the financial condition of the Company.

Section 4.09 Compensation.  The Board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

ARTICLE V

Shares and Transfer.

Section 5.01 Stock Certificates and Uncertificated Shares.  Every holder of stock in the Company shall be entitled to have a certificate representing such holder’s shares; provided, however, that the Board may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Company’s stock.  Any certificate representing stock shall be in such form consistent with the governing instruments as the Board approves, shall be signed by the chairman, president or any vice president and the secretary or treasurer, or any assistant secretary or assistant treasurer, and shall be sealed with the corporate seal or its facsimile.  Officers’ signatures may be facsimiles if the certificate is signed by a transfer agent or registered by a registrar other than the Company or its employee.  Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer.  If the Company is authorized to issue shares of more than one class, any certificates representing such shares shall contain the statements required by statute.  At such time, if any, that the Company’s stock is listed on a stock exchange, shares of the Company’s stock shall be entered on the books of the Company with all information necessary to comply with the direct registration system requirements established by the relevant stock exchange.  The terms “transfer books” and “stock ledgers” (or similar terms), as used in these Bylaws, shall mean the books and records of the Company as maintained by the Company, and shall not mean those maintained by any third party, including any transfer agent, broker agent or entity that serves as the Company’s direct registration system facility.

Section 5.02 Transfer Agents; Registrars.  The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined and prescribe their duties.

Section 5.03 Transfers; Lost Certificates.  Subject to the governing instruments and compliance with such additional requirements as the Board may establish:

(a) Shares shall be transferable only on the Company’s books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

(b) Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Company as the Board determines.

Section 5.04 Record Date. The Board may fix in advance a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action.  The record date shall not be more than sixty (60) nor less than ten (10) days prior to the meeting date nor more than sixty (60) days prior to any other action.

ARTICLE VI

Miscellaneous.

Section 6.01 Seal.  The corporate seal shall be in such form as the Board may approve.

Section 6.02 Fiscal Year.  The Board may establish and change the Company’s fiscal year.  Until the Board acts, the fiscal year shall end on December 31 in each year.

Section 6.03 Shares in Other Companies.  Shares in other corporations held by the  Company may be represented and voted by the chief executive officer or any person designated by him unless the Board otherwise directs.

Section 6.04 Bylaws Amendments; Stockholder Agreements.  Subject to the governing instruments, Bylaws may be adopted, amended or repealed either by the stockholders at the time entitled to vote in the election of directors or by the Board (provided that any change by the Board in the number of directors requires the vote of a majority of the members of the Board).  Any Bylaw adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon.  If the Board adopts, amends or repeals any Bylaw regulating an impending election of directors, the notice of the next stockholders meeting for the election of directors shall set forth such Bylaw and a concise statement of the changes made.

 ARTICLE VII

Changes in Nevada Law.

References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Company may provide in Section 3.08 hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Company, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

CERTIFICATION

The undersigned, as the duly elected Secretary of FriendFinder Networks Inc., a Nevada corporation (the “Company”), does hereby certify that the foregoing Amended and Restated Bylaws were adopted by the board of directors of the Company on March 29, 2012, and became effective on March 29, 2012.

/s/ Paul Asher

Paul Asher	, Secretary

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